EXHIBIT 99.3

THE LACLEDE GROUP, INC.
PRO FORMA FINANCIAL INFORMATION
(UNAUDITED)

The following Unaudited Pro Forma Combined Condensed Financial Statements (“pro forma financial statements”) give effect to the proposed acquisition by The Laclede Group, Inc. (“Laclede” or “the Company”) of Missouri Gas Energy (“MGE”) and the corresponding equity offering reflected in the preliminary prospectus supplement filed by Laclede on May 20, 2013. The pro forma financial statements have been prepared for illustrative purposes only. The pro forma information is not necessarily indicative of what the combined company’s consolidated financial position or results of operations actually would have been had the transactions been completed as of the dates indicated. In addition, the unaudited pro forma combined condensed financial information does not purport to project the future financial position or operating results of the combined company. The pro forma adjustments are based on the information available at the time of the preparation of these pro forma financial statements.

The pro forma financial statements of Laclede and MGE have been derived from:

•	the audited consolidated financial statements of The Laclede Group, Inc. as of and for the year ended September 30, 2012 included in The Laclede Group, Inc.’s Form 10-K for the fiscal year then ended;

•
the consolidated financial statements of The Laclede Group, Inc. as of and for the six months ended March 31, 2013 (unaudited) included in The Laclede Group, Inc.’s Form 10-Q for the quarterly period ended March 31, 2013;

•	the audited financial statements of MGE as of and for the year ended December 31, 2012; and

•	the financial statements of MGE as of and for the six months ended March 31, 2013 (unaudited)

Laclede’s acquisition of MGE (“MGE acquisition”) will be accounted for in accordance with the acquisition method of accounting and the regulations of the Securities and Exchange Commission. The Unaudited Pro Forma Combined Condensed Statements of Income (“pro forma statements of income”) for the year ended September 30, 2012 and six months ended March 31, 2013 give effect to the MGE acquisition as if it were completed on October 1, 2011. The Unaudited Pro Forma Combined Condensed Balance Sheets (“pro forma balance sheets”) as of September 30, 2012 and March 31, 2013 give effect to the MGE acquisition as if it were completed on those respective dates. Due to the seasonal nature of the natural gas utility businesses, earnings are typically concentrated in the November through April period, which generally corresponds with the heating season. As such, the September 30, 2012 pro forma balance sheet has been included with the most recently completed period ending March 31, 2013 to provide an appropriate view of the seasonal working capital changes. These unaudited pro forma financial statements should be read in conjunction with the accompanying notes.

Laclede’s fiscal year ends on September 30 whereas MGE’s fiscal year ends on December 31. Due to this difference in fiscal year end dates, the results of MGE for the three months ended December 31, 2012 are included in both the pro forma statements of income for the fiscal year ended September 30, 2012 and the six months ended March 31, 2013. As such, additional financial information about MGE’s results for the three months ended December 31, 2012 is included in the accompanying notes.

The historical consolidated financial information has been adjusted in the pro forma financial statements to give effect to pro forma events that are:

•	directly attributable to the MGE acquisition;

•	factually supportable; and

•	with respect to the pro forma statements of income, expected to have a continuing impact on the combined results of Laclede and MGE.

The pro forma financial statements do not reflect any cost savings (or associated costs to achieve such savings) from operating efficiencies or restructuring that could result from the MGE acquisition. Further, the pro forma financial statements do not reflect the effect of any regulatory actions that may impact the pro forma financial statements when the MGE acquisition is completed. The pro forma statements of income reflect adjustments to remove the effect of transaction costs associated with the MGE acquisition that have been incurred by Laclede and are included in its historical financial statements.

The pro forma financial statements have been presented for illustrative purposes only and are not necessarily indicative of results of operations and financial position that would have been achieved had the pro forma events taken place on the dates indicated, or the future consolidated results of operations or financial position of the combined company. Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in connection with the pro forma financial statements. Since the pro forma financial statements have been prepared in advance of the close of the MGE acquisition, the final amounts recorded upon closing may differ materially from the information presented. These estimates are subject to change pending further review of the assets acquired and liabilities assumed and additional information available at the time of closing.

The Company’s management believes that its assumptions provide a reasonable basis for presenting all of the significant effects of the MGE acquisition and that the pro forma adjustments give appropriate effect to those assumptions that are applied in the pro forma financial statements. Certain amounts in MGE’s historical balance sheets and statements of income have been reclassified to conform to Laclede’s presentation in these pro forma financial statements.

The Laclede Group, Inc. and Missouri Gas Energy
Unaudited Pro Forma Combined Condensed Statement of Income
For the Six Months Ended March 31, 2013

	The Laclede Group, Inc.	Missouri Gas Energy	Pro Forma Adjustments Relating to the MGE Acquisition	Pro Forma Adjustments Relating to Bridge Financing and Equity Offering	Note 3	Pro Forma Combined
(Thousands, Except Per Share Amounts)

Operating Revenues:
Gas Utility	$604,208	$360,013	$—	$—		$964,221
Gas Marketing and Other	100,408	—	—	—		100,408
Total Operating Revenues	704,616	360,013	—	—		1,064,629
Operating Expenses:
Gas Utility
Natural and propane gas	366,956	231,533	—	—		598,489
Other operation and maintenance	80,842	51,358	—	—		132,200
Depreciation and amortization	22,223	15,108	—	—		37,331
Taxes, other than income taxes	36,557	27,696	—	—		64,253
Total Gas Utility Operating Expenses	506,578	325,695	—	—		832,273
Gas Marketing and Other	104,103	—	(6,300)	—	A	97,803
Total Operating Expenses	610,681	325,695	(6,300)	—		930,076
Operating Income	93,935	34,318	6,300	—		134,553
Other Income and (Income Deductions) - Net	2,424	133	—	—		2,557
Interest Charges	12,731	(234)	—	9,908	B	22,405
Income (Loss) Before Income Taxes	83,628	34,685	6,300	(9,908)		114,705
Income Tax Expense (Benefit)	27,818	14,452	2,413	(3,795)	C	40,888
Net Income	$55,810	$20,233	$3,887	$(6,113)		$73,817

Weighted Average Number of Common Shares Outstanding:
Basic	22,396			8,700		31,096
Diluted	22,466			8,700		31,166

Basic Earnings Per Share of Common Stock	$2.48					$2.36
Diluted Earnings Per Share of Common Stock	$2.47					$2.36

See accompanying Notes to the Unaudited Pro Forma Combined Condensed Financial Statements.

The Laclede Group, Inc. and Missouri Gas Energy
Unaudited Pro Forma Combined Condensed Balance Sheet
As of March 31, 2013

	The Laclede Group, Inc.	Missouri Gas Energy	Pro Forma Adjustments Relating to the MGE Acquisition	Pro Forma Adjustments Relating to the Bridge Financing and Equity Offering	Note 3	Pro Forma Combined
(Thousands)

ASSETS
Utility Plant	$1,538,890	$659,378	$—	$—		$2,198,268
Less: Accumulated depreciation and amortization	478,971	21,601	—	—		500,572
Net Utility Plant	1,059,919	637,777	—	—		1,697,696
Goodwill	—	132,604	148,602	—	D	281,206
Other Property and Investments	58,366	3,334	—	—		61,700

Current Assets:
Cash and cash equivalents	146,880	89,302	(991,629)	943,260	E, G	187,813
Accounts receivable	213,839	116,419	—	—		330,258
Allowance for doubtful accounts	(8,833)	(1,300)	—	—		(10,133)
Delayed customer billings	19,663	—	—	—		19,663
Inventories	46,124	8,830	—	—		54,954
Natural gas receivable	13,470	—	—	—		13,470
Unamortized purchased gas adjustments	11,039	—	—	—		11,039
Prepayments and other	17,731	6,764	—	—		24,495
Total Current Assets	459,913	220,015	(991,629)	943,260		631,559
Regulatory assets and other deferred charges	430,900	70,057	—	4,040	G	504,997
Total Assets	$2,009,098	$1,063,787	$(843,027)	$947,300		$3,177,158

See accompanying Notes to the Unaudited Pro Forma Combined Condensed Financial Statements.

The Laclede Group, Inc. and Missouri Gas Energy
Unaudited Pro Forma Combined Condensed Balance Sheet (Continued)
As of March 31, 2013

	The Laclede Group, Inc.	Missouri Gas Energy	Pro Forma Adjustments Relating to the MGE Acquisition	Pro Forma Adjustments Relating to the Bridge Financing and Equity Offering	Note 3	Pro Forma Combined
(Thousands)

CAPITALIZATION AND LIABILITIES
Capitalization:
Total common stock equity	$640,003	$724,674	$(738,001)	$389,590	H, I, F	$1,016,266
Long-term debt (less current portion)	464,434	—	—	—		464,434
Total Capitalization	1,104,437	724,674	(738,001)	389,590		1,480,700

Current Liabilities:
Notes payable	—	—	75,000	557,710	E, J	632,710
Accounts payable	108,648	24,075	—	—		132,723
Advance customer billings	—	3,362	—	—		3,362
Current portion of long-term debt	—	—	—	—		—
Accrued liabilities and other	98,696	47,916	(9,139)	—	K	137,473
Total Current Liabilities	207,344	75,353	65,861	557,710		906,268

Deferred Credits and Other Liabilities:
Deferred income taxes	343,016	170,887	(170,887)	—	K	343,016
Pension and postretirement benefit costs	191,778	61,780	—	—		253,558
Regulatory liabilities	86,032	11,388	—	—		97,420
Asset retirement obligations and other	76,491	19,705	—	—		96,196
Total Deferred Credits and Other Liabilities	697,317	263,760	(170,887)	—		790,190
Commitments and Contingencies
Total Capitalization and Liabilities	$2,009,098	$1,063,787	$(843,027)	$947,300		$3,177,158

See accompanying Notes to the Unaudited Pro Forma Combined Condensed Financial Statements.

The Laclede Group, Inc. and Missouri Gas Energy
Unaudited Pro Forma Combined Condensed Statement of Income
For The Year Ended September 30, 2012

	The Laclede Group, Inc.	Missouri Gas Energy (1)	Pro Forma Adjustments Relating to the MGE Acquisition	Pro Forma Adjustments Relating to the Bridge Financing and Equity Offering	Note 3	Pro Forma Combined
(Thousands, Except Per Share Amounts)

Operating Revenues:
Gas Utility	$763,447	$452,327	$—	$—		$1,215,774
Gas Marketing and Other	362,028	—	—	—		362,028
Total Operating Revenues	1,125,475	452,327	—	—		1,577,802
Operating Expenses:
Gas Utility
Natural and propane gas	397,304	223,924	—	—		621,228
Other operation and maintenance	167,351	117,368	—	—		284,719
Depreciation and amortization	40,739	29,936	—	—		70,675
Taxes, other than income taxes	53,672	38,341	—	—		92,013
Total Gas Utility Operating Expenses	659,066	409,569	—	—		1,068,635
Gas Marketing and Other	355,807	—	(200)	—	L	355,607
Total Operating Expenses	1,014,873	409,569	(200)	—		1,424,242
Operating Income	110,602	42,758	200	—		153,560
Other Income and (Income Deductions) - Net	3,272	(131)	—	—		3,141
Interest Charges	24,945	(243)	—	25,393	M	50,095
Income (Loss) Before Income Taxes	88,929	42,870	200	(25,393)		106,606
Income Tax Expense (Benefit)	26,289	19,532	77	(9,726)	N	36,172
Net Income	$62,640	$23,338	$123	$(15,667)		$70,434

Weighted Average Number of Common Shares Outstanding:
Basic	22,262			8,700		30,962
Diluted	22,340			8,700		31,040

Basic Earnings Per Share of Common Stock	$2.80					$2.26
Diluted Earnings Per Share of Common Stock	$2.79					$2.26

(1) Missouri Gas Energy amounts are for the fiscal year ended December 31, 2012.

See accompanying Notes to the Unaudited Pro Forma Combined Condensed Financial Statements.

The Laclede Group, Inc. and Missouri Gas Energy
Unaudited Pro Forma Combined Condensed Balance Sheet
As Of September 30, 2012

	The Laclede Group, Inc.	Missouri Gas Energy (1)	Pro Forma Adjustments Relating to the MGE Acquisition	Pro Forma Adjustments Relating to the Bridge Financing and Equity Offering	Note 3	Pro Forma Combined
(Thousands)

ASSETS
Utility Plant	$1,497,419	$654,105	$—	$—		$2,151,524
Less: Accumulated depreciation and amortization	478,120	15,793	—	—		493,913
Net Utility Plant	1,019,299	638,312	—	—		1,657,611
Goodwill	—	132,604	102,471	—	O	235,075
Other Property and Investments	56,814	3,334	—	—		60,148

Current Assets:
Cash and cash equivalents	27,457	16,641	(918,968)	941,730	P, R	66,860
Accounts receivable	141,547	103,079	—	—		244,626
Allowance for doubtful accounts	(7,705)	(500)	—	—		(8,205)
Inventories	106,472	52,863	—	—		159,335
Natural gas receivable	22,377	—	—	—		22,377
Unamortized purchased gas adjustments	40,674	—	—	—		40,674
Prepayments and other	12,194	1,437	—	—		13,631
Total Current Assets	343,016	173,520	(918,968)	941,730		539,298
Regulatory assets and other deferred charges	461,133	109,122	—	5,570	R	575,825
Total Assets	$1,880,262	$1,056,892	$(816,497)	$947,300		$3,067,957

(1) Missouri Gas Energy amounts are as of December 31, 2012.

See accompanying Notes to the Unaudited Pro Forma Combined Condensed Financial Statements.

The Laclede Group, Inc. and Missouri Gas Energy
Unaudited Pro Forma Combined Condensed Balance Sheet (Continued)
As Of September 30, 2012

	The Laclede Group, Inc.	Missouri Gas Energy (1)	Pro Forma Adjustments Relating to the MGE Acquisition	Pro Forma Adjustments Relating to the Bridge Financing and Equity Offering	Note 3	Pro Forma Combined
(Thousands)

CAPITALIZATION AND LIABILITIES
Capitalization:
Total common stock equity	$601,611	$700,544	$(713,871)	$389,590	Q, S, T	$977,874
Long-term debt (less current portion)	339,416	—				339,416
Total Capitalization	941,027	700,544	(713,871)	389,590		1,317,290

Current Liabilities:
Notes payable	40,100	—	75,000	557,710	P, U	672,810
Accounts payable	89,503	32,154				121,657
Advance customer billings	25,146	23,536				48,682
Current portion of long-term debt	25,000	—				25,000
Accrued liabilities and other	72,375	50,397	(10,626)		V	112,146
Total Current Liabilities	252,124	106,087	64,374	557,710		980,295

Deferred Credits and Other Liabilities:
Deferred income taxes	355,509	167,000	(167,000)		V	355,509
Pension and postretirement benefit costs	196,558	64,389				260,947
Regulatory liabilities	59,432	2,289				61,721
Asset retirement obligations and other	75,612	16,583				92,195
Total Deferred Credits and Other Liabilities	687,111	250,261	(167,000)	—		770,372
Commitments and Contingencies
Total Capitalization and Liabilities	$1,880,262	$1,056,892	$(816,497)	$947,300		$3,067,957

(1) Missouri Gas Energy amounts are as of December 31, 2012.

See accompanying Notes to the Unaudited Pro Forma Combined Condensed Financial Statements.

NOTES TO THE UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

1.    Description of the Transaction

On December 14, 2012, The Laclede Group, Inc. (“Laclede” or “the Company”) entered into purchase and sale agreements to acquire from Southern Union Company (“SUG”), an affiliate of Energy Transfer Equity, L.P. and Energy Transfer Partners, L.P., substantially all of the assets (exclusive of cash and cash equivalents) and liabilities of SUG’s Missouri Gas Energy (“MGE”) and New England Gas Company (“NEG”). On February 11, 2013, Laclede entered into an agreement with Algonquin Power & Utilities Corp. (“APUC”) that will allow an APUC subsidiary to acquire the rights to purchase the assets of NEG, subject to certain approvals and conditions. Under the terms of this agreement, Laclede will receive $11 million from APUC at closing. Laclede’s agreement to acquire MGE for $975 million was assigned by Laclede to its wholly owned subsidiary, Laclede Gas Company, on January 11, 2013. With the effect of the NEG proceeds, the adjusted purchase price is $964 million. As it is not probable that Laclede will own the NEG assets, they have been excluded from these Unaudited Pro Forma Combined Condensed Financial Statements (“pro forma financial statements”), except for the receipt of the proceeds noted above. The agreements are subject to customary closing adjustments. As detailed in the MGE purchase and sale agreement, the MGE purchase price will be adjusted based upon MGE’s net assets on the date immediately prior to the closing date. This purchase price adjustment is to be determined and agreed to after closing, subject to a review period. Accordingly, no purchase price adjustment has been reflected in these pro forma financial statements.

2.    Financing of the Transaction

These pro forma financial statements reflect Laclede’s acquisition of MGE through a combination of senior bridge financing (“bridge financing”), the use of proceeds from the proposed issuance of 8.7 million shares of Laclede’s common stock (“equity offering”), as reflected in the preliminary prospectus supplement filed by Laclede on May 20, 2013, available cash, and short-term borrowings under its existing revolving credit facility.  Laclede intends to issue $454 million of long-term debt subsequent to the equity offering to be used to complete the acquisition of MGE in place of the bridge financing. However, as Laclede does not have a firmly committed agreement related to its long-term debt issuance, the pro forma financial statements reflect the issuance of bridge financing under its fully committed bridge facility rather than permanent long-term debt financing. All associated fees related to the bridge financing have been reflected on a pro rata basis for the periods presented.

3.    Adjustments to Pro Forma Financial Statements

The historical consolidated financial information has been adjusted in the pro forma financial statements to give effect to pro forma events that are:

•	directly attributable to the MGE acquisition;

•	factually supportable; and

•	with respect to the statements of income, expected to have a continuing impact on the combined results of Laclede and MGE.

The pro forma financial statements do not reflect any cost savings (or associated costs to achieve such savings) from operating efficiencies or restructuring that could result from the MGE acquisition. Further, the pro forma financial statements do not reflect the effect of any regulatory actions that may impact the pro forma financial statements when the MGE acquisition is completed. The pro forma statements of income reflect adjustments to remove the effect of transaction costs associated with the MGE acquisition that have been incurred by Laclede and are included in its historical financial statements.

The pro forma adjustments included in the pro forma financial statements are as follows:

Unaudited Pro Forma Combined Condensed Statement of Income for the Six Months Ended March 31, 2013

(A)    Reflects adjustment to remove transaction costs incurred by Laclede through March 31, 2013 directly attributable to the MGE acquisition (see note (I)).

(B)    Reflects an increase in interest expense related to the issuance of $557.7 million of bridge financing with an effective interest rate of 3.55%, inclusive of all fees based on the terms of the commitment letter and accompanying term sheet for the bridge financing, and 182 days outstanding. A 1/8% change in the interest rate would result in an increase or decrease in interest expense of $0.4 million for the six-month period.

(Dollar amounts in thousands)	6 Mos. Ended March 31, 2013
Issuance of senior bridge financing	$557,710
Interest rate	3.55%
Pro forma interest expense (182 / 364 days)	$9,908

(C)    Reflects the income tax effect of the pro forma adjustments based on an estimated statutory tax rate of 38.3% for the period ended March 31, 2013. This estimated tax rate is different from Laclede’s effective tax rate for the period ended March 31, 2013, which includes other tax charges or benefits, and does not take into account any historical or possible future tax events that may impact the combined company.

Unaudited Pro Forma Combined Condensed Balance Sheet at March 31, 2013

(D)     Reflects the estimated purchase price (see note 1) in excess of the fair value of the assets acquired and liabilities assumed. The estimated purchase price is allocated to the tangible and intangible assets acquired and liabilities assumed based on the estimated fair values with the excess of the purchase price over the fair value recorded to goodwill. The historical book value of the assets and liabilities approximates the fair value given the regulatory environment the Company operates under in Missouri. The following represents the excess of the purchase price over the fair value of the net assets acquired:

(Thousands)
Purchase price	$975,000
NEG Proceeds	(11,000)
Total purchase consideration	964,000
Less: book value of MGE net assets	(724,674)
Excess consideration transferred over net book value of assets acquired	239,326
Adjustments related to:
Pro forma adjustment for cash retained by sellers (see note (E))	89,302
Pro forma adjustment to deferred income tax liabilities (see note (K))	(180,026)
Pro forma adjustment to goodwill	148,602
MGE historical goodwill included in MGE net assets	132,604
Pro forma goodwill	$281,206

(E)     Reflects the net change to cash if the acquisition had occurred on March 31, 2013

(Thousands)
Purchase price	$(975,000)
NEG proceeds	11,000
Short-term borrowings under revolving credit facility	75,000
Transaction expenses, net of tax benefit received (see note (I))	(13,327)
Net cash used	(902,327)
Less cash retained by sellers	(89,302)
Net change to cash	$(991,629)

The pro forma adjustment to cash and cash equivalents at March 31, 2013 assumes that the tax benefit associated with the transaction expenses has been received as of that date.

(F)     Reflects the issuance of common stock of $406.3 million based on the May 17, 2013 closing price of $46.70 per share, less equity issuance costs of $16.7 million. A $1.00 per share increase (decrease) in the assumed offering price of $46.70 per share would increase (decrease) the net proceeds to the Company by $8.4 million. The proceeds will be utilized to pay for the MGE acquisition.

(Thousands)
Assumed equity proceeds	$406,290
Equity issuance costs	(16,700)
Net proceeds	$389,590

(G)     Reflects the use of proceeds from the bridge financing and equity. Total estimated bridge financing fees expected to be incurred are $5.6 million, of which $1.5 million had been paid during the six months ended March 31, 2013.

(Thousands)
Assumed equity proceeds (see note (F))	$406,290
Equity issuance costs	(16,700)
Assumed bridge financing	557,710
Bridge financing costs	(4,040)
$943,260

(H)    Reflects the elimination of MGE stockholders’ equity accounts of $724.7 million.

(I)     Reflects a reduction in retained earnings, which is a component of total common stock equity, for total estimated acquisition-related expenses of $21.6 million, less the estimated tax benefit received of $8.3 million. During the six months ended March 31, 2013, pre-tax acquisition-related expenses incurred by the Company were $6.3 million (see note (A)).

(J)     Reflects the assumed issuance of bridge financing of $557.7 million.

(K)    Reflects a purchase accounting adjustment to reflect the elimination of MGE’s deferred tax liabilities.

Unaudited Pro Forma Combined Condensed Statement of Income for the Year Ended September 30, 2012

(L)    Reflects an adjustment to remove transaction costs incurred by Laclede through September 30, 2012 directly attributable to the acquisition (see note (T)).

(M)    Reflects an increase in interest expense related to the assumed issuance of $557.7 million of bridge financing with an effective interest rate of 4.55%, inclusive of all fees based on the terms of the commitment letter and accompanying term sheet for the bridge financing, and a 364 day maturity. A 1/8% change in the interest rate would result in an increase or decrease in interest expense of $0.7 million for the twelve-month period.

(Dollar amounts in thousands)	Year Ended September 30, 2012
Issuance of senior bridge financing	$557,710
Interest rate	4.55%
Pro forma interest expense (364 / 364 days)	$25,393

(N)    Reflects the income tax effect of the pro forma adjustments based on an estimated statutory tax rate of 38.3% for the period ended September 30, 2012. This estimated tax rate is different from Laclede’s effective tax rate for the period ended September 30, 2012, which includes other tax charges or benefits, and does not take into account any historical or possible future tax events that may impact the combined company.

Unaudited Pro Forma Combined Condensed Balance Sheet at September 30, 2012

(O)     Reflects the estimated purchase price (see Note 1) in excess of the fair value of the assets acquired and liabilities assumed. The estimated purchase price is allocated to the tangible and intangible assets acquired and liabilities assumed based on the estimated fair values with the excess of the purchase price over the fair value recorded to goodwill. The historical book value of the assets and liabilities approximates the fair value given the regulatory environment the Company operates under in Missouri. The following represents the excess of the purchase price over the fair value of the net assets acquired:

(Thousands)
Purchase price	$975,000
NEG Proceeds	(11,000)
Total purchase consideration	964,000
Less: book value of MGE net assets	(700,544)
Excess consideration transferred over net book value of assets acquired	263,456
Adjustments related to:
Pro forma adjustment for cash retained by sellers (See note (P))	16,641
Pro forma adjustment to deferred income tax liabilities (See note (V))	(177,626)
Pro forma adjustment to goodwill	102,471
Historical MGE goodwill included in MGE net assets	132,604
Pro forma goodwill	$235,075

(P)     Reflects the net change to cash if the acquisition had occurred on September 30, 2012:

(Thousands)
Purchase price	$(975,000)
NEG proceeds	11,000
Short-term borrowings under revolving credit facility	75,000
Transaction expenses, net of tax benefit received (see note (T))	(13,327)
Net cash used	(902,327)
Less cash retained by sellers	(16,641)
Net change to cash	$(918,968)

The pro forma adjustment to cash and cash equivalents at September 30, 2012 assumes that the tax benefit associated with the transaction expenses has been received as of that date.

(Q)     Reflects the issuance of common stock of $406.3 million based on the May 17, 2013 closing price of $46.70 per share, less equity issuance costs of $16.7 million. A $1.00 per share increase (decrease) in the assumed offering price of $46.70 per share would increase (decrease) the net proceeds to the Company by $8.4 million. The proceeds will be utilized to pay for the MGE acquisition.

(Thousands)
Assumed equity proceeds	$406,290
Equity issuance costs	(16,700)
Net proceeds	$389,590

(R)    Reflects the use of proceeds for the bridge financing and equity offering. Total estimated bridge financing fees expected to be incurred are $5.6 million of which none had been paid during the year ended September 30, 2012.

(Thousands)
Assumed equity proceeds (see note (Q))	$406,290
Equity issuance costs	(16,700)
Assumed bridge financing	557,710
Bridge financing costs	(5,570)
$941,730

(S)    Reflects a purchase accounting adjustment to eliminate MGE stockholders’ equity accounts of $700.5 million.

(T)    Reflects a reduction in retained earnings, which is a component of total common stock equity, for total estimated acquisition-related expenses of $21.6 million, less the estimated tax benefit received of $8.3 million. As of September 30, 2012, $0.2 million of pre-tax acquisition-related transaction expenses had been incurred (see note (L)).

(U)    Reflects the assumed issuance of bridge financing of $557.7 million.

(V)    Reflects a purchase accounting adjustment to reflect the elimination of MGE’s deferred tax liabilities.

4.	Missouri Gas Energy Financial Information for the Three Months Ended December 31, 2012 (Unaudited)

Laclede Group’s fiscal year ends on September 30 whereas MGE’s fiscal year ends on December 31. Due to this difference in fiscal year end dates, the results of MGE for the three months ended December 31, 2012 are included in both the Unaudited Pro Forma Combined Condensed Statements of Income for the fiscal year ended September 30, 2012 and the six months ended March 31, 2013. Additional financial information about MGE’s results for the three months ended December 31, 2012 is presented below. There were no unusual charges or adjustments recorded by MGE during this period.

(Thousands)
Operating Revenues	$143,025
Operating Income	16,485
Net Income	9,122